PEPSICO EXPECTS TO ACHIEVE FIRST QUARTER EPS ESTIMATES;

STRONG VOLUME ANTICIPATED ACROSS ALL BUSINESSES

PURCHASE, NY (April 16, 2001) -- PepsiCo announced today that it expects to deliver EPS growth of 15%-plus for the first quarter, based on healthy volume and revenue trends across all PepsiCo divisions. Pepsi-Cola North America, in particular, is expected to report strong bottler case sales growth of over 4%, based on strength across the bottling system and the addition of SoBe.

“With the accelerating consumer demand for convenience and our focus on great tasting convenient food and beverages, we are perfectly positioned to continue driving double-digit growth,” said Chairman and Chief Executive Officer Roger Enrico. “We are confident we will deliver a solid, high-quality first quarter, consistent with the consensus estimate, and we believe we will achieve strong results for the year in line with our goals.”

PepsiCo will announce its first quarter earnings on April 23. A conference call with financial analysts and investors will be webcast live over the Internet that day at 11:00 AM (ET). PepsiCo will issue its complete financial results before the market opens that morning.

The live webcast will be accessible through the company's website at www.pepsico.com and will be archived at www.ccbn.com and at www.vcall.com for a period of 90 days.

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on currently available competitive, financial and economic data and our operating plans and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein.

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